Exhibit I

SHEARMAN & STERLING
599 LEXINGTON AVENUE
NEW YORK, NY 10022-6069
212 848-4000

ABU DHABI

BEIJING

BRUSSELS

DUSSELDORF

FRANKFURT

HONG KONG

LONDON

MANNHEIM

MENLO PARK

MUNICH

NEW YORK

PARIS

ROME

SAN FRANCISCO

SINGAPORE

TOKYO

TORONTO

WASHINGTON, D.C.

FAX: 212 848-7179

TELEX: 667290 WUI

www.shearman.com

April 29, 2003

Variable Insurance Products Fund II
82 Devonshire Street
Boston, MA 02109

Ladies and Gentlemen:

Variable Insurance Products Fund II (the "Fund") is authorized to issue and sell an unlimited number of full and fractional shares of beneficial interest of Asset Manager Portfolio, Asset Manager: Growth Portfolio, Contrafund Portfolio, Index 500 Portfolio and Investment Grade Bond Portfolio, each a series of the Fund (the "Shares"), in the manner and on the terms set forth in Amendment No. 41 to the Fund's Registration Statement filed with the Securities and Exchange Commission on Form N-1A, File Nos. 033-20773 and 811-5511, (the "Registration Statement"), which has been filed with this opinion.

We have examined copies, either certified or otherwise proved to our satisfaction to be genuine, of the Fund's Amended and Restated Declaration of Trust, dated March 29, 2001, and its By-Laws, dated November 27, 2002, as currently in effect, and other documents relating to its organization and operation as we have deemed necessary and appropriate as a basis for this opinion. We have also relied upon, insofar as it relates to matters of fact, a certificate of Eric D. Roiter, an officer of the Fund dated April 29, 2003 certifying to certain matters that form the basis for the opinion expressed below. Furthermore, with your permission, in giving the opinion expressed herein with respect to each of Asset Manager Portfolio, Asset Manager: Growth Portfolio, Contrafund Portfolio, Index 500 Portfolio and Investment Grade Bond Portfolio, we have relied upon an opinion, dated February 28, 1997, of Arthur S. Loring, then general counsel to Fidelity Management and Research Company. We have assumed the authenticity of all instruments and documents, and the conformity to original documents of all instruments and documents submitted to us as certified, conformed or photostatic copies. In addition, we have received a certificate dated March 27, 2003 of the Office of the Secretary of the Commonwealth of Massachusetts, as updated by a letter from CT Corporation System/Corporation Service Company, dated April 29, 2003 (the "Certificate") indicating that the Fund is in good standing under the laws of the Commonwealth of Massachusetts. We have also reviewed the Registration Statement filed as of the date of this opinion.

Our opinion with regard to the valid existence of the Fund in the Commonwealth of Massachusetts, its state of organization, is based solely upon the Certificate. Our opinion expressed herein is based upon present laws and facts, as we understand them to be.

Based upon the foregoing and in reliance thereon and subject to the assumptions, limitations and qualifications set out in this letter, it is our opinion that:

1. The Fund has been duly organized and validly exists under the laws of the Commonwealth of Massachusetts.

2. The Fund is authorized to issue an unlimited number of full and fractional Shares.

3. Subject to the continuing effectiveness of the Registration Statement and compliance with applicable state securities laws (as to either of which we express no opinion), and assuming the continued valid existence of the Fund under the laws of the Commonwealth of Massachusetts, upon the issuance of the Shares for a consideration not less than the par value thereof, if applicable, as required by the laws of the Commonwealth of Massachusetts, and for the net asset value thereof as required by the Investment Company Act of 1940, as amended, and in accordance with the terms of Amendment No. 41 to the Registration Statement, and each subsequent post-effective amendment to the Registration Statement, such Shares will be legally issued and outstanding and fully paid and non-assessable. However, we note that shareholders of the Fund might, under certain circumstances, be liable for transactions effected by the Fund.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as a part of Amendment No. 41 to the Registration Statement and with any state securities commission where such filing is required. We also consent to the reference to our firm as counsel in the prospectus and statement of additional information filed as a part thereof. In giving this consent we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

We are members of the Bar of the State of New York and do not hold ourselves out as being conversant with the laws of any jurisdiction other than those of the United States of America and the State of New York. We note that we are not licensed to practice law in the Commonwealth of Massachusetts, and to the extent that any opinion herein involves the laws of the Commonwealth of Massachusetts, such opinion should be understood to be based solely upon our review of the documents referred to above and the published statutes of the Commonwealth of Massachusetts.

Very truly yours,

/s/Shearman & Sterling
Shearman & Sterling